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                                                                    EXHIBIT 99.3

                       AGGREGATED DATA FOR ACTIVITY PERIOD

                         AMERICAN EXPRESS ISSUANCE TRUST

Activity Period:                                         24-Aug-05 to 24-Dec-05

TRUST ACTIVITY                                                     TRUST TOTALS

1.  Number of days in Activity Period                                       123

2.  Beginning of Activity Period Number of Accounts                   7,666,185

3.  Beginning of Activity Period Principal Receivables        $8,345,502,800.54

3a. Addition of Principal Receivables                                     $0.00

3b. Removal of Principal Receivables                                      $0.00

4.  Beginning of Activity Period Invested Amount of
Collateral Certificates                                                   $0.00

5.  Beginning of Activity Period Excess Funding
Account Amount                                                            $0.00

6.  Beginning of Activity Period Pool Balance                 $8,345,502,800.54

7.  Beginning of Activity Period Available
Overconcentration Account Amount                                          $0.00

8.  Aggregate amount of New Principal Receivables            $30,564,269,002.03

9.  Aggregate amount of Principal Collections                $29,168,299,860.82

10. Aggregate gross amount of receivables for all accounts which
became defaulted accounts                                        $94,767,090.26

11. End of Activity Period Principal Receivables              $9,646,704,851.50

12. End of Activity Period Invested Amount of
Collateral Certificates                                                   $0.00

13. End of Activity Period Excess Funding
Account Amount                                                            $0.00

14. End of Activity Period Pool Balance                       $9,646,704,851.50

15. End of Activity Period Required Pool Balance              $1,200,000,000.00

16. End of Activity Period Available
Overconcentration Account Amount                                          $0.00

17. End of Activity Period Number of Accounts                         7,444,811

TRUST PERFORMANCE

1.  Aggregate amount of Principal Collections                $29,168,299,860.82

2.  Aggregate net amount of receivables for all accounts which
became defaulted accounts                                        $70,605,260.79

3.  Aggregate amount of Finance Charge Collections              $902,112,366.82

TRANSFEROR AMOUNT

1.  Beginning of Activity Period Pool Balance                 $8,345,502,800.54

2.  Beginning of Activity Period Nominal Liquidation Amount   $1,200,000,000.00
(after giving effect to issuances that occurred on September 16, 2005)

3.  Beginning of Activity Period Transferor Amount            $7,145,502,800.54
(after giving effect to issuances that occurred on September 16, 2005)

4.  End of Activity Period Pool Balance                       $9,646,704,851.50

5.  End of Activity Period Nominal Liquidation Amount         $1,200,000,000.00

6.  End of Activity Period Transferor Amount                  $8,446,704,851.50

7.  End of Activity Period Required Transferor Amount         $1,447,005,727.73
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SERIES 2005-1 NOMINAL LIQUIDATION AMOUNT

1.  Beginning of Activity Period Series
2005-1 Nominal Liquidation Amount                               $600,000,000.00
(after giving effect to issuances that occurred on September 16, 2005)

2.  Reimbursement of previous reductions in the Series
2005-1 Nominal Liquidation Amount                                         $0.00

3.  Investor Charge-Offs                                                  $0.00

4.  Reallocated Principal Collections                                     $0.00

5.  Principal Funding Account Balance                                     $0.00

6.  Payments of principal of the Series
2005-1 Notes                                                              $0.00

7.  Reimbursement of previous reductions in the Charge
Series 2005-1 Nominal Liquidation Amount                                  $0.00

8.  End of Activity Period Series
2005-1 Nominal Liquidation Amount                               $600,000,000.00

REALLOCATION GROUP A ALLOCATIONS               Trust Totals        Group Totals

1.  Nominal Liquidation Amount                                $1,200,000,000.00

2.  Aggregate Finance Charge Collections    $902,112,366.82     $129,539,824.75

3.  Aggregate Interest                                           $16,947,979.00

4.  Aggregate Net Default Amount                                 $10,174,003.41

5.  Aggregate Servicing Fee paid to the servicer                  $8,000,000.00

6.  Additional Amounts                                                    $0.00


SERIES 2005-1 ALLOCATIONS

1.  Reallocation Group                                                        A

2.  Shared Excess Available Finance Charge
Collections Group                                                             A

3.  Shared Excess Available Principal Collections Group                       A

4.  Series 2005-1 Finance Charge Collections                     $64,769,912.37

5.  Series 2005-1 Reallocation Group A Finance
Charge Collections                                               $64,725,119.87

6.  Net Investment Proceeds from Principal Funding Account                $0.00

7.  Series 2005-1 Available Finance Charge Collections           $64,725,119.87

8.  Series 2005-1 Allocation of Shared Excess Available Finance
Charge Collections                                                        $0.00

9.  Series 2005-1 Interest (16-Sep-05 to 16-Jan-06)               $8,429,197.00

10. Series 2005-1 Servicing Fee paid to the servicer              $4,000,000.00

11. Series 2005-1 Default Amount                                  $5,087,001.71

12. Series 2005-1 Allocation of Principal Collections         $2,094,227,166.71

13. Series 2005-1 Allocation of Shared Excess Available
Principal Charge Collections                                              $0.00

14. Series 2005-1 Allocation of amounts withdrawn from the
Overconcentration Account                                                 $0.00

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APPLICATION OF SERIES 2005-1 AVAILABLE FINANCE CHARGE COLLECTIONS

1.  Series 2005-1 Available Finance Charge Collections           $64,725,119.87

2.  Class A Notes ( $558,000,000 )
    a. Class A Interest                                           $7,804,836.21
    b. Class A Outstanding Interest                                       $0.00
    c. Class A Additional Interest                                        $0.00
    d. Class A Outstanding Additional Interest                            $0.00

3.  Class B Notes ( $12,000,000 )
    a. Class B Interest                                             $173,995.94
    b. Class B Outstanding Interest                                       $0.00
    c. Class B Additional Interest                                        $0.00
    d. Class B Outstanding Additional Interest                            $0.00

4.  Class C Notes ( $30,000,000 )
    a. Class C Interest                                             $450,364.85
    b. Class C Outstanding Interest                                       $0.00
    c. Class C Additional Interest                                        $0.00
    d. Class C Outstanding Additional Interest                            $0.00

5.  Series 2005-1 Servicing Fee Paid to Servicer                  $4,000,000.00

6.  Amount equal to Series 2005-1 Default Amount treated as
Series 2005-1 Available Principal Collections                     $5,087,001.71

7.  Amount equal to unreimbursed reductions in the Series
2005-1 Nominal Liquidation Amount treated as Series 2005-1
Available Principal Collections                                           $0.00

8.  Deposited to Accumulation Reserve Account                             $0.00

9.  Deposited to Class C Reserve Account                                  $0.00

10. Amount of the Series 2005-1 notes treated as
Series 2005-1 Available Principal Collections                             $0.00

11. Amount treated as Shared Excess Available Finance Charge
Collections available for allocation to other series in Shared
Excess Available Finance Charge Collections Group A              $47,208,921.17

12. Amount paid to holder of the
Transferor Interest                                              $47,208,921.17

SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS
ALLOCATED TO SERIES 2005-1                                                $0.00

PRINCIPAL COLLECTIONS

1.  Series 2005-1 Principal Collections                       $2,094,227,166.71

2.  Reallocated Principal Collections required to pay shortfalls in interest on the Class A Notes or the Class B Notes or shortfalls in the Series
2005-1 Servicing Fee and past due amounts thereon                         $0.00

3.  Item 1 minus Item 2                                       $2,094,227,166.71

4.  Other amounts treated as Series 2005-1
Available Principal Collections                                   $5,087,001.71

5.  Series 2005-1 Available Principal Collections
(total of Items 3 and 4)                                      $2,099,314,168.42

APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD

1.  Treated as Shared Excess Available Principal Collections  $2,099,314,168.42

SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS
ALLOCATED TO SERIES 2005-1                                                $0.00

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SERIES 2005-2 NOMINAL LIQUIDATION AMOUNT

1.  Beginning of Activity Period Series
2005-2 Nominal Liquidation Amount                               $600,000,000.00
(after giving effect to issuances that occurred on September 16, 2005)

2.  Reimbursement of previous reductions in the Series
2005-2 Nominal Liquidation Amount                                         $0.00

3.  Investor Charge-Offs                                                  $0.00

4.  Reallocated Principal Collections                                     $0.00

5.  Principal Funding Account Balance                                     $0.00

6.  Payments of principal of the Series
2005-2 Notes                                                              $0.00

7.  Reimbursement of previous reductions in the Charge
Series 2005-2 Nominal Liquidation Amount                                  $0.00

8.  End of Activity Period Series
2005-2 Nominal Liquidation Amount                               $600,000,000.00

REALLOCATION GROUP A ALLOCATIONS               Trust Totals        Group Totals

1.  Nominal Liquidation Amount                                $1,200,000,000.00

2.  Aggregate Finance Charge Collections     $902,112,366.82    $129,539,824.75

3.  Aggregate Interest                                           $16,947,979.00

4.  Aggregate Net Default Amount                                 $10,174,003.41

5.  Aggregate Servicing Fee paid to the servicer                  $8,000,000.00

6.  Additional Amounts                                                    $0.00


SERIES 2005-2 ALLOCATIONS

1.  Reallocation Group                                                        A

2.  Shared Excess Available Finance Charge
Collections Group                                                             A

3.  Shared Excess Available Principal Collections Group                       A

4.  Series 2005-2 Finance Charge Collections                     $64,769,912.37

5.  Series 2005-2 Reallocation Group A Finance
Charge Collections                                               $64,814,704.87

6.  Net Investment Proceeds from Principal Funding Account                $0.00

7.  Series 2005-2 Available Finance Charge Collections           $64,814,704.87

8.  Series 2005-2 Allocation of Shared Excess Available Finance
Charge Collections                                                        $0.00

9.  Series 2005-2 Interest (16-Sep-05 to 16-Jan-06)               $8,518,782.00

10. Series 2005-2 Servicing Fee paid to the servicer              $4,000,000.00

11. Series 2005-2 Default Amount                                  $5,087,001.71

12. Series 2005-2 Allocation of Principal Collections         $2,094,227,166.71

13. Series 2005-2 Allocation of Shared Excess Available
Principal Charge Collections                                              $0.00

14. Series 2005-2 Allocation of amounts withdrawn from the
Overconcentration Account                                                 $0.00

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APPLICATION OF SERIES 2005-2 AVAILABLE FINANCE CHARGE COLLECTIONS

1.  Series 2005-2 Available Finance Charge Collections           $64,814,704.87

2.  Class A Notes( $558,000,000 )
    a. Class A Interest                                           $7,881,096.21
    b. Class A Outstanding Interest                                       $0.00
    c. Class A Additional Interest                                        $0.00
    d. Class A Outstanding Additional Interest                            $0.00

3.  Class B Notes( $12,000,000 )
    a. Class B Interest                                             $178,095.94
    b. Class B Outstanding Interest                                       $0.00
    c. Class B Additional Interest                                        $0.00
    d. Class B Outstanding Additional Interest                            $0.00

4.  Class C Notes( $30,000,000 )
    a. Class C Interest                                             $459,589.85
    b. Class C Outstanding Interest                                       $0.00
    c. Class C Additional Interest                                        $0.00
    d. Class C Outstanding Additional Interest                            $0.00

5.  Series 2005-2 Servicing Fee Paid to Servicer                  $4,000,000.00

6.  Amount equal to Series 2005-2 Default Amount treated as
Series 2005-2 Available Principal Collections                     $5,087,001.71

7.  Amount equal to unreimbursed reductions in the Series
2005-2 Nominal Liquidation Amount treated as Series 2005-2
Available Principal Collections                                           $0.00

8.  Deposited to Accumulation Reserve Account                             $0.00

9.  Deposited to Class C Reserve Account                                  $0.00

10. Amount of the Series 2005-2 notes treated as
Series 2005-2 Available Principal Collections                             $0.00

11. Amount treated as Shared Excess Available Finance Charge
Collections available for allocation to other series in Shared
Excess Available Finance Charge Collections Group A              $47,208,921.17

12. Amount paid to holder of the
Transferor Interest                                              $47,208,921.17

SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS
ALLOCATED TO SERIES 2005-2                                                $0.00

PRINCIPAL COLLECTIONS

1.  Series 2005-2 Principal Collections                       $2,094,227,166.71

2.  Reallocated Principal Collections required to pay shortfalls in interest on the Class A Notes or the Class B Notes or shortfalls in the Series
2005-2 Servicing Fee and past due amounts thereon                         $0.00

3.  Item 1 minus Item 2                                       $2,094,227,166.71

4.  Other amounts treated as Series 2005-2
Available Principal Collections                                   $5,087,001.71

5.  Series 2005-2 Available Principal Collections
(total of items 3 and 4)                                      $2,099,314,168.42

APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD

1. Treated as Shared Excess Available Principal Collections   $2,099,314,168.42

SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS
ALLOCATED TO SERIES 2005-2                                                $0.00